UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BEYOND COMMERCE, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

BEYOND COMMERCE, INC.

3773 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89109

Tel: (702) 675-8022

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

TO ALL SHAREHOLDERS OF BEYOND COMMERCE, INC.

February 11, 2020

To the Stockholders of Beyond Commerce, Inc.:

This Information Statement is first being mailed on or about February 21, 2020 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Beyond Commerce, Inc., a Nevada corporation (the “Company”), Series A Preferred Stock, $0.001 par value per share of the Company (the “Series A Preferred Stock”), and Series B Preferred Stock, $0.001 par value per share of the Company (the “Series B Preferred Stock” and together with Series A Preferred Stock, the “Preferred Stock”) as of the close of business on February 11, 2020 (the “Record Date”), to inform the stockholders of an action already approved by written consent of the majority stockholders holding 53.16% of the voting equity. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The following action was authorized by written consent of the holders of a majority of our outstanding voting stock:

1.

Action 1 - approval of increasing the number of shares of Common Stock the Company is authorized to issue from 2,030,000,000 to 3,000,000,000 as provided for herein and filing of an amendment to the Company’s Articles of Incorporation to effect the Increase in Authorized Shares (the “Increase in Authorized Shares”).

Action 2 - Ratification of the following past increases of the number of shares of Common Stock and Preferred Stock of the Company:

(1)Amendment to the Company’s Articles of Incorporation on January 5, 2009 to increase the number of authorized shares of Common Stock to 200,000,000 and the number of authorized shares of Preferred Shares to 50,000,000;

(2)Amendment to the Company’s Articles of Incorporation on August 26, 2011 to increase the number of authorized shares of Common Stock to 1,000,000,000 and the number of authorized shares of Preferred Shares to 250,000,000;

(3)Amendment to the Company’s Articles of Incorporation on March 5, 2018 to increase the number of authorized shares of Common Stock to 1,010,000,000;

(4)Amendment to the Company’s Articles of Incorporation on March 28, 2018 to increase the number of authorized shares of Common Stock to 1,050,000,000;

(5)Amendment to the Company’s Articles of Incorporation on August 8, 2018 to increase the number of authorized shares of Common Stock to 1,100,000,000;

(6)Amendment to the Company’s Articles of Incorporation on February 11, 2019 to increase the number of authorized shares of Common Stock to 1,900,000,000; and

(7)Amendment to the Company’s Articles of Incorporation on August 26, 2019 to increase the number of shares of authorized Common Stock to 2,030,000,000 (items (1) through (7) above, collectively, the “Ratification” and together with the Increase in Authorized Shares, the “Action”).

On February 7, 2020, the holders of a majority of the voting power of the Company’s outstanding capital stock, owning approximately 53.16% of the voting power, have acted by written consent in favor of the Actions that are described in greater detail in the Information Statement accompanying this notice. Such actions were approved by the Company’s board of directors on February 7, 2020.

Pursuant to rules adopted by the Securities and Exchange Commission, copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the Actions described herein.  This Information Statement is being furnished to you solely for the purpose of informing stockholders of the Actions described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT.

This Information Statement will serve as written notice to stockholders of the Company pursuant to Section 78.370 of the Nevada Revised Statutes.

By Order of the Board of Directors

Date: February 11, 2020	/s/Geordan Pursglove
Geordan Pursglove, Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF BEYOND COMMERCE, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

BEYOND COMMERCE, INC.

3773 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89109

Tel: (702) 990-3687

INFORMATION STATEMENT

(Preliminary)

February 11, 2020

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as of February 11, 2020 (the “Record Date”) of common stock, par value $0.001 per share (the “Common Stock”), of Beyond Commerce, Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”), to notify the holders of our Common Stock and Preferred Stock of the following:

Action by Written Consent

The following action was authorized by written consent of the holders of a majority of our outstanding voting stock:

(1)

Approval of increasing the number of shares of Common Stock the Company is authorized to issue from 2,030,000,000 to 3,000,000,000 as provided for herein and filing of an amendment to the Company’s Articles of Incorporation to affect the Increase in Authorized Shares (the “Increase in Authorized Shares”).

(2)

Ratification of the following past increases of the number of shares of Common Stock and Preferred Stock of the Company:

(1)Amendment to the Company’s Articles of Incorporation on January 5, 2009 to increase the number of authorized Common Stock to 200,000,000 and the number of authorized Preferred Shares to 50,000,000;

(2)Amendment to the Company’s Articles of Incorporation on August 26, 2011 to increase the number of authorized Common Stock to 1,000,000,000 and the number of authorized Preferred Shares to 250,000,000;

(3)Amendment to the Company’s Articles of Incorporation on March 5, 2018 to increase the number of authorized Common Stock to 1,010,000,000;

(4)Amendment to the Company’s Articles of Incorporation on March 28, 2018 to increase the number of authorized Common Stock to 1,050,000,000;

(5)Amendment to the Company’s Articles of Incorporation on August 8, 2018 to increase the number of authorized Common Stock to 1,100,000,000;

(6)Amendment to the Company’s Articles of Incorporation on February 11, 2019 to increase the number of authorized shares of Common Stock to 1,900,000,000; and

(7)Amendment to the Company’s Articles of Incorporation on August 26, 2019 to increase the number of shares of authorized Common Stock to 2,030,000,000 (items (1) through (7) above, collectively, the “Ratification” and together with the Increase in Authorized Shares, the “Action”).

Accordingly, your consent is not required and is not being solicited.

We will commence mailing the notice to the holders of Common Stock and Preferred Stock on or about February 17, 2020.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY STOCKHOLDER.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

Vote Required and Obtained

The Common Stock and the Preferred Stock are the only classes of outstanding voting stock of the Company. As of February 11, 2020, there were 1,505,004,678 shares of our Common Stock outstanding. On February 11, 2020, the following holders of shares of the Common Stock and shares of the Preferred Stock, representing 53.16% of the outstanding voting power of the Company (the “Majority Stockholders”), executed the written consent of the Majority Stockholders approving Actions:

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Shares of Series A Preferred held	Number of Shares of Series B Preferred	Number of Votes held by Majority Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
The 2GP Group, LLC (1)	16,250,000	206,250,000	0	635,000,000	635,000,000	19.98%
Geordan Pursglove	0	0	20	920,370,373	920,370,373	28.98
Fiona Oakley	1,556,632	131,250,000	0	132,806,632	132,306,632	4.18
TOTAL	17,806,632	337,500,000	20	1,688,177,005	1,688,177,005	53.16%

(1) The shares are held by an entity controlled by Mr. Geordan Pursglove, the Company’s President and Chief Executive Officer.  Mr. Pursglove, managing member, holds sole voting and dispositive power over these shares.  The address for The 2GP Group, LLC is 102 NE 2nd St., Suite 915, Boca Raton, FL 33432.

ACTION NO. 1: APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF

INCORPORATION TO FIX THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK AT 3,000,000,000 SHARES

This Information Statement contains a brief summary of the material aspects of the Increase in Authorized Shares approved by the Majority Stockholder.

The Increase in Authorized Shares will become effective on the date that is twenty (20) calendar days after the mailing of this information statement.

We currently expect that such effective date will be on or about March 15, 2020.

AMENDMENT TO COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED SHARES

Our Board and the Majority Stockholders authorized the increase of the Company’s shares of authorized Common Stock from 2,030,000,000 to 3,000,000,000 pursuant to the Article of Amendment.

Our Board believes that it is advisable and in the best interests of the Company and its stockholders to effect the Increase of Authorized Shares in order to provide additional shares that could be issued for raising of additional equity capital or other financing activities, stock dividends or the exercise of stock options and warrants and to provide additional shares that could be issued in an acquisition or other form of business combination and to better position the Company for future trading should a transaction be entered into and completed. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

 THERE CAN BE NO ASSURANCE THAT A SUITABLE BUSINESS OPPORTUNITY WILL BE EFFECTED FOLLOWING THE COMPLETION OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK.

Attached as Exhibit A and incorporated herein by reference is the text of the Certificate of Amendment to Articles of Incorporation (the “Certificate of Amendment”) as approved by the Majority Stockholder. The Increase in Authorized Shares will be affected by filing the Certificate of Amendment with the Secretary of State of Nevada, which is expected to occur approximately twenty (20) days after the mailing of this Information Statement. The Increase in Authorized Shares will become effective upon such filing.

Effects of Amendment.

The following table summarizes the principal effects of the Increase in the Authorized Shares:

	Pre-Increase	Post-Increase
Common Shares
Issued and Outstanding	1,505,004,678	1,505,004,678
Authorized	2,030,000,000	3,000,000,000

Potential Anti-Takeover Effects of the Increase in Authorized Shares.

THE OVERALL EFFECT OF THE COMMON STOCK INCREASE MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

The implementation of the Increase in Authorized Shares will have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board, including a transaction that may be favored by a majority of our stockholders or in which our stockholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could issue and sell shares, thereby diluting the stock ownership of a person seeking to effect a change in the composition of our Board or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board or such a transaction.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the proposed amendments to our Articles of Incorporation is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board does not intend to use the consolidation as a part of or a first step in a “going private” transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended. Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use the additional authorized shares for any acquisition, merger or consolidation.

Dissenters’ Rights.

No dissenters’ or appraisal rights are available to our stockholders under the Nevada Revised Statutes or in the Company’s Articles of Incorporation or Bylaws in connection with the proposed amendment to our Articles of Incorporation to affect the Increase in Authorized Shares.

ACTION NO. 2: RATIFICATION OF THE COMPANY’S PREVIOUS ACTIONS TAKEN TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED SHARES

Our Board and the Majority Stockholders, on February 7, 2020, approved the Ratification .

The Ratification will become effective on the date that is twenty (20) calendar days after the mailing of this information statement.

We currently expect that such effective date will be on or about March 2, 2020.

The Board and Majority Stockholders believe that it is advisable and in the best interests of the Company and its stockholders to effect the Ratification in order to confirm the effectiveness of past amendments to the Company’s Articles of Incorporation increasing the numbers of shares authorized, thereby better enabling the Company to provide additional shares that could be issued for raising of additional equity capital or other financing activities, stock dividends or the exercise of stock options and warrants and to provide additional shares that could be issued in an acquisition or other form of business combination and to better position the Company for future trading should a transaction be entered into and completed. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

The Board and Majority Stockholders also believe that the Ratification will confirm that the Company acted in accordance with its requirements under the Securities Exchange Act of 1934. The Majority Stockholder believes that it is advisable and in the best interests of the Company and its stockholders to approve the ratification of prior acts taken by the Company in order to eliminate any potential uncertainty regarding the validity of previous increases in the number of authorized shares of the Company’s common stock.

Actions to be taken.

This Information Statement contains a brief summary of the material aspects of the Ratification approved by the Majority Stockholders.

The Ratification will become effective on the date that is twenty (20) calendar days after the mailing of this information statement to stockholders.

We currently expect that such effective date will be on or about March 2, 2020.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 11, 2020, certain information regarding beneficial ownership of our voting securities (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of any class of voting securities, (b) by each director of the Company, (c) by the named executive officers (determined in accordance with Item 402 of Regulation S-K) and (d) by all of our current executive officers and directors as a group.. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Beyond Commerce, Inc., 3773 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)	Series A Preferred Stock Beneficially Owned (1)	Series A Percentage of Preferred Stock Owned (1)	Series B Preferred Stock Beneficially Owned (1)	Percentage of Series B Preferred Stock Owned (1)	Percentage of Voting Power (2)
Directors and Officers:

Geordan Pursglove	-	-	-	-	20	100%	28.98
Peter Stazzone	-	-	-	-	-	-	-
Frederic Maxik	-	-	-	-	-	-	-
Robert Honeyman	-	-	-	-	-	-	-

All officers and directors (4 persons)	-	-	-	-	20	100%	28.98

The 2GP Group, LLC (3)	16,250,000	1.08	206,250,000	82.50	-	-	20.0
Fiona Oakley(4)	1,556,632	*	43,750,000	17.50	-	-	4.18
Caledonian Bank Limited (5)	243,600,000	16.19	-	-	-	-	7.67
Eurolink Investment, Inc. (6)	96,000,000	6.38	-	-	-	-	3.02
Legion Trading LLC (7)	97,800,000	6.50	-	-	-	-	3.08
Universal Partners Corp. (8)	97,800,000	6.50	-	-	-	-	3.08

(1)

Applicable percentage ownership is based on 1,505,004,678 shares of common stock outstanding 251,000,000 shares of Series A Preferred Stock, and 20 shares of Series B Preferred Stock issued and outstanding as of February 11, 2020. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of February 11, 2020.

(2)

Represents the number of votes held on all matters submitted to a vote of our stockholders.  As of the date of this prospectus, we have 250,000,000 shares of Series A Preferred Stock issued and outstanding, each entitled to three (3) votes per share, and 20 shares of Series B Preferred Stock issued and outstanding, each entitled to three (3) votes per share. Each one (1) share of the Series B Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total number of votes of issued and outstanding shares of stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

(3)

The shares are held by an entity controlled by Mr. Geordan Pursglove, President. Mr. Geordan Pursglove, managing member, holds sole voting and dispositive power over these shares.  The address for The 2GP Group, LLC is 102 NE 2nd St., Suite 915, Boca Raton, FL 33432.

	(4)	The shares held by Fiona Oakley were gifted to her by our President and Chief Executive Officer.

(5)

The Caledonian Bank Limited is controlled by Louise Cooper, who holds sole voting and dispositive power over these shares.  The address for this holder is 69 Dr. Roy’s Dr., Grand Cayman KY1-1102, Cayman Islands.

(6)

Eurolink Investments, Inc. is controlled by Mariano Batz, who holds sole voting and dispositive power over these shares.  The address for Eurolink Investments, Inc. is 25 Water Ln., P.O. Box 2059, Belize City, Belize.

(7)

Legion Trading, LLC is an entity controlled by Dorothy Godfrey, who holds sole voting and dispositive power over these shares.  The address for Legion Trading, LLC is Hunkins Waterfront Plaza, P.O. Box 556, Charleston West Indies, Nevis.

(8)

Universal Partners Corp. is controlled by Lellia Sentcum, who holds sole voting and dispositive power over these shares.  The address for Universal Partners Corp. is 66 Euphrates Ave., Belize City, Belize.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Beyond Commerce, Inc., 3773 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89109.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the stockholder approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director or any associate of such person has any substantial interest in the matters acted upon by our Board and stockholders, other than his role as a stockholder, officer or director.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to Beyond Commerce, Inc., 3773 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89109. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

February 11, 2020	/s/ Geordan Pursglove
Geordan Pursglove, Chief Executive Officer

Exhibit A

FORM OF CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF BEYOND COMMERCE, INC.

BEYOND COMMERCE, INC., a corporation organized and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada (the “Corporation”), does hereby certify that:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation by written consent on February 7, 2020, setting forth a proposed amendment to the Articles of Incorporation of the Corporation, as amended (the “Amendment”), declaring the Amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed Amendment is as follows:

RESOLVED, that, subject to stockholder approval, the Certificate of Incorporation of the Corporation be amended by deleting Article 4 in its entirety and replacing it as follows:

2.	The articles have been amended as follows (provide article numbers, if available):

Fourth; Total Number of Authorized Shares of Common Stock that may be issued is hereby increased from 2,030,000,000 shares to 3,000,000,000 shares. The Par Value of the company’s common stock remains the same at $0.001.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 53.16%

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

Geordan Pursglove, Chief Executive Officer